UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

VALIANT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53487	26-2871644
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 N. University Drive, Suite 810, Coral Springs, Florida	33071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 419-1835

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On April 1, 2009, Valiant Healthcare, Inc. completed the acquisition of substantially all of the home health care assets of Accessible Healthcare Services, Inc., a Florida corporation, through the execution of an Asset Purchase Agreement (the “Agreement”). A copy of the Agreement is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the time of the completion of the Agreement, the sole officer and director of Valiant was also an officer in Accessible and the sole stockholder of Valiant was also a significant stockholder and director of Accessible.

The purchase price for the assets of Accessible consisted solely of 10,950,000 shares of the common stock of Valiant. Accessible was in the business of offering and selling franchises for the operation of a home health care (medical and non-medical) business under the name Accessible Home Health Care.

Item 3.02 – Unregistered Sales of Equity Securities.

As stated above in Item 2.01, all of the purchase price for this acquisition consisted of 10,950,000 shares of common stock of Valiant. Valiant relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D.

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Valiant’s Board of Directors determined that certain of the prior officers of Accessible should continue in office as officers of Valiant. Therefore, pursuant to Article IV of the Valiant’s Bylaws, the following individuals are appointed to the office designated below to serve until the next annual meeting of the Board of Directors and until their successors have been elected and qualified:

Steven Turner	President
John Rowsell	Senior Vice President of Franchise Relations
Gregory L. Greenland	Senior Vice President of Corporate Development
John T. Titus	Vice President of Finance

Valiant’s Board of Directors increased the size of the Board from one to eight members, effective April 2, 2009. To fill the vacancies created by the increase in the size of the Board, the following individuals were appointed to serve until the next annual meeting of Valiant’s stockholders or until their successor has been elected and qualified: Cheryl Rager, Mirella Salem, Boris Bergus, Ron E. Katz, Marc Love, John J. McAteer and Barry I. Rubin. There are no arrangements or understandings between any of the new directors and any other persons, pursuant to which such director was selected as a director.

Valiant is in the process of organizing its new Board and will disclose the formation of and membership on any Board committees at that time.

Item 5.06 – Change in Shell Company Status.

After the transaction described in Item 2.01 herein, Valiant shall no longer be considered a shell company, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The material terms of the transaction are described in Item 2.01 herein.

Item 8.01 – Other Events.

On April 1, 2009, Valiant’s Board and stockholders approved the adoption of Valiant’s 2009 Stock Incentive Plan, a copy of which is filed with this Form 8-K as Exhibit 8.1. Valiant has reserved up to 12,000,000 shares of its common stock to issue under grants as part of this plan.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial statements of business acquired.

If required, financial statements will be filed by amendment to this Form 8-K within 71 days from the date that the filing of this report is required.

(b) Pro forma financial information.

If required, pro forma financial information will be filed by amendment to this Form 8-K within 71 days from the date that the filing of this report is required.

(c) Exhibits. The following exhibits are filed with this Report:

2.1 – Asset Purchase Agreement, dated April 1, 2009, by and between Valiant Healthcare, Inc. and Accessible Healthcare Services, Inc.

8.1 – Valiant Healthcare, Inc. 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTHCARE, INC.

By:	/s/ Steven Turner
Name: Steven Turner Title: President

Dated: April 1, 2009

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